UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                                December 22, 2006
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                                 Green Gold Inc.
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             (Exact name of Registrant as specified in its Charter)

            Nevada                  000-52319                    20-5086877
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(State or other jurisdiction   (Commission File No.)            (IRS Employer
      of incorporation)                                      Identification No.)


            115 West 7th Street, Suite 1415, Fort Worth, Texas 76102
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               (Address of principal executive offices) (Zip Code)


                                  817-980-8079
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              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.01 Completion of Acquisition or Disposition of Assets

          On December 8, 2006 the Company commenced the acquisition of certain oil and gas leases from Wentworth Energy, Inc., of approximately 1,500 acres in Archer, Wichita, Pecos and McMullen Counties, Texas in consideration of the payment of $300,000 cash payment made on that date and delivery of a promissory note in the amount of $300,000 due and payable on May 1, 2007. The note has as security a mortgage on the leases transferred. The transfers of those properties were completed during the week of December 18 through the 22, 2006.

The acquisition of the Archer and Wichita County properties is a 100% Working Interest yielding 81.25% and 83.5% net revenue interests (respectively) in 3 producing North Texas leases. The Wuckowitsch Lease located in Archer County and two Burnett Leases located in Wichita County, collectively cover approximately 240 acres. The Leases are located approximately 120 miles northwest of Fort Worth and 30 miles southwest of Wichita Falls, respectively. Production from the leases in the past has been enhanced as a result of secondary recovery operations. Located upon the leases are 2 deep (> 4,000') inactive wells, 3 shallow (<2,000') injection wells, 28 shallow inactive wells and 9 shallow producing wells. Plans are to re-activate the non-producing wells to optimize production from the leases and implement additional secondary recovery. It would not be unreasonable to expect ultimate production from the leases to be 30 - 50 BOPD.

The Pecos County properties consists of a 75% Working Interest in producing West Texas Permian Basin oil and gas leases. The properties include fifteen 10-acre tracts in the West Cardinal field approximately 150 miles south of Midland, Texas and access to a 12-mile long pipeline with 15 wells on the property. This area of Texas is one of the most well established oil and gas regions in the state and a 2003 reserve study of this property showed proven developed producing (PDP) reserves of 500 MMCF of gas, proven non-producing (PDNP) reserves of 992 MMCF of gas and proven undeveloped (PUD) reserves of 1,028 MMCF of gas. Plans are underway to permit the drilling of a saltwater disposal well on these leases and then bring these wells back onto production.

The McMullen County properties consist of a 9% Working Interest in the Henry Dome Prospect, an opportunity exists to re-enter a well on an adjoining 40-acre tract. Located on the lease is the J.B. Henry #1 well that currently produces at a rate of 40 MCFGPD.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          The Company announces that effective December 18, 2006, Ray Ledesma was elected to the Board of Directors. The Company intends that Mr. Ledesma will serve on the compensation and audit committees of the Board.

          Mr. Ledesma is a graduate of Rice University with a BS in Chemical Engineering, Class of 1977. Re-trained as a reservoir petroleum engineer, he began his career with Amoco Production Company and continued on with other firms such as Union Texas Petroleum (at that time a subsidiary of Allied Chemical), and Leede Exploration. His experience includes the deep gas plays of western Oklahoma, the Vicksburg gas trend of Starr and Hidalgo Counties, Texas, as well as the Miocene, Frio and Yegua gas trends of the Texas Gulf Coast. Mr. Ledesma

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incorporated his company, Star of Texas Energy Services, in April, 1997 under
Texas law. The company's primary focus is the exploration and production of domestic natural gas. Initially, operations had been in conventional gas reservoirs with 3D seismic projects along the Texas Gulf Coast and in deep South Texas where the company drilled and/or re-entered a total of 39 wells. Additionally, the company has also participated in the drilling of 20 wells as a non-operating working interest owner.

          Since October, 2001, Star of Texas has been pursuing non-conventional gas reserve development in the prolific Barnett Shale gas trend of North Texas. The company has drilled and participated in over 70 wells in the Barnett Shale, of that number, 39 are vertical. Due to its tremendous success, Star of Texas is continuing to expand in some of the most geologically favorable areas of the Barnett.

Item 8.01  Other Events.

          The Company has leased office space for a new corporate address at 115 West 7th Street, Suite 1415, Fort Worth, Texas 76102. The Company's new telephone number is 817-980-8079 and its fax number is 817-887-4040.

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          GREEN GOLD INC.

                                          /s/ James Romano
                                          --------------------------------------
                                          JAMES ROMANO
                                          President

                                          Dated:   December 22, 2006